Exhibit 3.1

CORPORATE CHARTER

I,  ROSS MILLER,  the duly elected and qualified Nevada Secretary of State, do hereby certify that FINDITALL, INC., did on
May 22, 2008, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on May 22, 2008 Ross Miller Secretary of State By: /s/ Diana Speltz Certification Clerk

STATE OF NEVADA
ROSS MILLER Secretary of State	OFFICE OF THE STATE SECRETARY OF STATE.	SCOTT W. ANDERSON Deputy Secretary For Commercial Recordings

Filing Acknowledgement

May 22, 2008

Job Number	Corporation Number
C20080522-0745	E0329962008-2

Filing Description	Document Filing Number	Date/ Time of Filing
Articles of Incorporation	20080056277-87	May 22, 2008 08:00:38 AM

Corporation Name	Resident Agent
FINDITALL, INC.

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the  date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

                    Respectfully,

                  /s/Ross Miller
                    ROSS MILLER
                    Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4069 (775) 684-5708 Website: secretaryofstate.biz

Articles of Incorporation (PURSUANT TO NRS 78)
Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20080349407-77
Filing Date and Time 05/22/2008 8:00 AM
Entity Number E0329962008-2
USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

1. Name of Corporation	FINDITALL, INC.

2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	United Corporate Services, Inc.
Name
	202 South Minnesota Street	Carson City	Nevada	89703
	(MANDATORY) Physical Address	City	State	Zip Code

	(OPTIONAL) Mailing Address	City	State	Zip Code

3. Shares: (Number of shares corporation is authorized to issue	Number of shares With par value: 505,000,000	Par value Per share: $.0001	Number of shares Without par value:
4. Name & Addresses Of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age: attach additional pages if more than three directors/trustees
1. Corrie Weisblum
Name
	4 Owatonna Street	Harworth	NC	07641
	Street Address	City	State	Zip Code

2.

	Street Address	City	State	Zip Code

3.
Name

	Street Address	City	State	Zip Code

5. Purpose: (optional –see Instructions)	The purpose of this corporation shall be:

6. Name, Address And Signature of Incorporator: (attach additional pages if more than 1 incorporator)	Michael A. Barr
	Name	X By: /s/ Michael Barr
Signature:
Title:

	10 Bank Street, Ste 560	White Plains	NY	10606
	Address	City	State	Zip Code

7. Certificate of Acceptance of Appointment of Resident Agent	I hereby accept appointment as Resident Agent for the above named corporation.
	X By: /s/ Robert F. Gillonley			May 16, 2008
	Authorized Signature of R.A. or On behalf of R.A. Company			Date
        EIGHTH:  Pursuant to teh authority graned (see attached)
        NINTH:  The Corporation may to the fullest (see attached)
1

(b) The designations and the powers, preferences and rignts, anu Luc qualifications or restrictions thereof are as follows:

1.
The holders of the Common shares shall be entitled to vote in all matters requiring shareholder approval including the election of directors and the holders of the Preferred shares shall have no voting rights whatsoever except as are expressly required by law.

2.	The holders of the Preferred shares shall be entitled to receive dividends, distributed ratable, before any dividends are declared and paid to the holders of the Common shares.

3.
The holders of the Preferred shares shall be entitled, upon dissolution or . liquidation of the corporation, to share in the assets of the corporation, ratably, in an aggregate amount equal to the par value of the shares held before any such distribution is made of the holders of the Common shares.

FINDITALL, INC.

EIGHTH:

Pursuant to the authority granted in Section 78.378 of the Nevada Revised Statute, the so-called "anti-takeover" statutes found in NRS Sections 78.378(2) through 78.379(3) inclusive shall not be applicable to the corporation.

NINTH:

The corporation may, to the fullest extent permitted by Section 78.751 of the Nevada General Corporation Law, indemnify any and all directors and officers whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matter referred to in or covered by such section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which the persons so indemnified may be entitled under any By-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity by holding office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefits of the heirs, executors and administrators of such a person.

STATE OF NEVADA
ROSS MILLER Secretary of State	OFFICE OF THE STATE SECRETARY OF STATE.	SCOTT W. ANDERSON Deputy Secretary For Commercial Recordings

Filing Acknowledgement

May 23, 2008

Job Number	Corporation Number
C20080528-1670	E0329962008-2

Filing Description	Document Filing Number	Date/ Time of Filing
Correction	20080056277-87	May 23, 2008 07:16:48 AM

Corporation Name	Resident Agent
FINDITALL, INC.

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the  date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

                    Respectfully,

                  /s/Ross Miller
                    ROSS MILLER
                    Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4069 (775) 684-5708 Website: secretaryofstate.biz

Certificate of Correction (PURSUANT TO NRS 78.385 AND 78.390)
Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20080359392-01
Filing Date and Time 05/'23/2008 7:16 AM
Entity Number E0329962008-2

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

Certificate of Correction
(Pursuant to NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. Name of the entity for which correction is being made:
FINDITALL, INC.

2. Description of the original document for which correction is being made:
Articles of Incorporation

3. Filing date of the original document for which the correction is being made: May 22, 2008

4. Description of the inaccuracy or defect.
The articles if incorporation through inadvertent error neglected to reflect the corporation has authority to issue 2 classes of stock, common and preferred.

5. Correction of the inaccuracy or defect:

Class	Number of Shares	Par Value
Common	500,000,000	$.0001
Preferred	5,000,000	$.0001

5. Signature

X /s/ Michael A Barr	Incorporator	May 23, 2008
Authorized Signature Michael A Barr	Title*	Date

*If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited -Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner, a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees ay cause this filing to be rejected.

This form must be accompanied by appropriate fees.